MEMBERSHIP PURCHASE AGREEMENT

This Membership Purchase Agreement (the “Agreement”) is made and entered into as of the 26th, day of March 2014, by and between MVP Real Estate Holdings, LLC, a Nevada limited liability company (“Seller”), Vestin Realty Mortgage II, Inc., a Maryland corporation (“Purchaser”) and Building C, LLC, a Nevada limited liability company (the “Company”).

RECITALS

A.           Seller is the owner of a one hundred percent (100%) ownership interest in the Company.

B.           Seller is the sole member of the Company.

C.           The Company was organized for the sole purpose of owing that certain real property commonly known as 8930 West Sunset Road, Las Vegas, Nevada (the “Real Property”).

D.            Seller desires to sell, and Purchaser desires to purchase, certain of Seller’s units in the Company pursuant to the terms and conditions in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, and obligations stated below, the parties agree as follows:

1.           Sale of  Units.  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below) Seller agrees to sell and transfer to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller’s right, title and interest in and to a forty two percent (42%) interest in the Company (the “Seller Interest”), free and clear of all liens and encumbrances, in exchange for Purchaser’s payment to Seller of Three Million Dollars ($3,000,000.00), in readily available funds (the “Purchase Price”).

2.           Closing and Manner of Payment.  The effective date of this Agreement and the closing date of the purchase and sale of the Seller Units (the “Closing”) shall be the 26th day of March, 2014 (the “Closing Date”).  At the Closing, Seller shall be deemed to have sold, assigned and transferred to Purchaser all of Seller’s right, title and interest in and to the Seller Interest, free and clear of all liens, claims and encumbrances and Seller appoints Dustin Lewis as transfer agent to transfer the Seller Interest to Purchaser on the Company’s records.

3.           Representations and Warranties of Seller and Company.

In connection with the sale of the Seller Interest, Seller and the Company, jointly and severally, represent and warrant to Purchaser as follows as of the date of this Agreement and as of the Closing Date:

a.           Seller owns all right, title and interest in and to the Seller Interest, free of all liens, claims and encumbrances, other than restrictions on transfer imposed by applicable federal and state securities laws.

b.           The Company is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all necessary power and authority necessary to own, lease and operate its assets and to carry on its business as conducted and proposed to be conducted.

c.           Seller and the Company have full legal right, power and authority to enter into this Agreement and to perform their obligations under this Agreement.  This Agreement constitutes Seller’s and the Company’s legal, valid, and binding obligation enforceable in accordance with its terms.

d.           The execution, delivery and performance of this Agreement will not (a) violate or conflict with any law, governmental order or governmental authorization; (b) require any governmental authorization; or, (c) cause Purchaser to become subject to, or to become liable for the payment of, any tax, liability or other contractual obligation.

e.           All taxes required to be paid by the Seller and the Company have been paid in full, and there are no outstanding tax liens that have been filed by any governmental entity against the Seller or the Company and no claims are being asserted with respect to any taxes related to the Seller or the Company.  There is no dispute or claim concerning any liability of taxes of the Seller or the Company claimed by any governmental entity.

f.           Company is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all necessary power and authority necessary to own, lease and operate its assets and to carry on its business as conducted and proposed to be conducted.

g.           Company does not have any debts, liabilities or other encumbrances, and there is no basis for any present or future litigation, charge, complaint, claim or demand against it giving rise to any liability other than American Family Life Insurance Company.  No litigation is pending or threatened against the Company and there is no reasonable basis for any litigation against the Company.  The Company is not subject to any outstanding governmental order.

h.           All of the tax returns required to be filed on or before the Closing Date by the Company in respect of any taxes have been filed with the appropriate governmental entity and all such tax returns are true, complete and correct in all material respects.  All taxes required to be paid by the Company have been paid in full, and there are no outstanding tax liens that have been filed by any governmental entity against the Company and no claims are being asserted with respect to any taxes related to the Company.  There is no dispute or claim concerning any liability of taxes of the Company claimed or raised by any governmental entity.

i.           Company has complied, in all material respects, with all applicable laws and governmental orders.  Company has in full force and effect all governmental authorizations necessary to conduct its business and own and operate its properties, other than governmental authorizations for which the failure to obtain could not reasonably be likely to result in a material adverse effect.  Company has not offered, authorized, promised, made or agreed to make any gifts, payments or transfers of property of any kind (other than incidental gifts of nominal value) in connection with any actual or proposed transaction.

j.           The only asset owned by the Company is the Real Estate. The Real Estate is free and clear of all liens, claims, encumbrances and security interests other than American Family Life Insurance Company.

k.           Company has received no written notice that the Real Property is now in violation of any governmental orders, regulations, statutes or ordinances dealing with the operation, health, safety and/or maintenance of same.

l.           The Company has received no written notices or complaints from any person that the Real Property contains any condition which such notice or complaint alleges to be unsafe, negligently maintained or violates any governmental order, regulation, statute or ordinance dealing with the construction , operation, health, safety and/or maintenance of same.

m.           That all information provided under this Agreement is complete, true and accurate in all material respects. That no tests of any kind or nature whatsoever have been performed at, on or of the Real Property for which the Company has not provided copies of the results to Purchaser.

n.           There is no pending or threatened judicial, federal, municipal or administrative proceeding with respect to, or in any manner affecting the Real Property or any portion thereof or in which the Company is or will be a party by reason of Company’s ownership or operation of the Real Property or any portion thereof.

o.           That no federal, state or local taxing authority has asserted any tax deficiency, lien or assessment against the Real Property which has not been paid or the payment for which adequate provision has not been made, to Purchasers’ satisfaction. There are no impositions or special assessments which currently encumber the Real Property or any portion thereof or any interest therein.

p.           Company has not received any notice or complaint from any person, private or public, and is not otherwise aware of any unsafe or other condition which presents risk of injury to persons or loss of or damage to property affecting or concerning the Real Property.

q.           The Company has not caused or, to the best of Company’s knowledge, permitted the Real Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances, as hereinafter defined, and has not caused or permitted and has no knowledge of the release of any Hazardous Substances on the Real Property and that there are no underground storage tanks in the Real Property. For purposes of this Agreement, the term “Hazardous Substances” means any radioactive materials, radon or radon gas, polychlorinated biphenyls, petroleum products, asbestos or asbestos-containing building materials, hazardous wastes, hazardous or toxic substances defined in the Comprehensive Environmental Response, Compensation ad Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule or regulation, except for small quantities of petroleum and chemical products in proper storage containers, as are necessary for the construction, operation, heating or cooling of the businesses at the Property, and the usual waste products therefrom.

r.           That, except as otherwise provided for in this Agreement, as of the date hereof, Company has good, marketable and insurable, fee simple absolute, record title to the Real Property.

s.           No labor has been performed or material furnished by or on behalf of the Company for the Real Property, or any part thereof, for which the Company has not heretofore fully paid or will fully pay.

t.           Company has not received notice of any condemnation proceedings with respect to the Property;

u.           Company has not made any commitments to sell the Real Property to any third party.

v.           Leases and Contracts.  All leases for the Real Property are in full force and effect and there is no default under any lease.

4.           Representations and Warranties of Purchaser.  In connection with the purchase of the Seller Units, Purchaser represents and warrants to Seller as follows as of the date of this Agreement and as of the Closing Date:

(a)           Purchaser has full legal right, power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b)           This Agreement constitutes Purchaser’s legal, valid, and binding obligation enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy laws or general principles of equity.

(c)           This Agreement does not violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default or an event of default under any other agreement to which Purchaser is a party.

5.           Release; Indemnification.

(a)           Seller and Company (collectively, for purpose of this Section 5 only, “Seller”) will, jointly and severally, indemnify, defend and hold the Purchaser, and its directors, managers, officers, Unitholders, members, employees, agents, successor and assigns harmless from and against any liability, loss, or claim for damages, including without limitation costs and attorneys’ fees, arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of Seller contained in this Agreement (any such breach or inaccuracy to be determined without regard to any qualification for “materiality,” “in all material respects” or similar qualification), (ii) any liability of the Seller; (iii) failure of Seller to assume, pay and discharge any obligations of the Company, including without limitation any taxes or other fees associated or related to the transactions contemplated herein, and/or (iv) any breach of any of the agreements of the Seller contained in this Agreement.

6.           Miscellaneous.

(a)           This Agreement may be amended by written agreement of the parties.

(b)           This Agreement will apply to, be binding in all respects upon and inure to the benefit of, the successors and assigns of the parties.

(c)           This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law. Venue for any action shall be brought in the state courts located in Clark County, Nevada.

(d)           This Agreement may be executed in two or more counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)           This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly superseded.

(f)           In any action between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover expenses, including reasonable attorney fees and disbursements and expenses and fees of any appeals.

(g)           Each party to this Agreement agrees to execute and deliver such other documents as may be requested by the other to carry out the purposes of this Agreement and to consummate the transaction contemplated hereby.

EACH PERSON SIGNING BELOW REPRESENTS THAT HE OR SHE HAS READ THIS AGREEMENT IN ITS ENTIRETY, UNDERSTANDS ITS TERMS, IS DULY AUTHORIZED TO EXECUTE THIS AGREEMENT ON BEHALF OF THE PARTY INDICATED BELOW BY HIS OR HER NAME, AND AGREES ON BEHALF OF SUCH PARTY THAT SUCH PARTY WILL BE BOUND BY THOSE TERMS. THE PARTIES HERETO UNDERSTAND AND ACKNOWLEDGE THAT LEVINE GARFINKEL AND KATZ HAS DRAFTED THIS AGREEMENT AS AN ACCOMODATION TO THE PARTIES AND HAS NOT REPRESENTED ANY PARTY IN CONNECTION WITH THIS TRANSACTION. THE PARTIES FURTHER ACKNOWLEDGE THAT LEVINE GARFINKEL AND KATZ HAS PREVIOUSLY REPRESENTED EACH PARTY IN OTHERMATTERS AND THAT ALL OF THE PARTIES WAIVE ANY CONFLICTS OF INTEREST IN CONNECTION WITH THIS AGREEMENT, AND ALL DOCUMENTS PREPARED IN CONNECTION WITH THIS AGREEMENT. ALL PARTIES HERETO HAVE BEEN ADVISED TO SEEK INDEPENDENT COUNSEL PRIOR TO THE EXECUTION OF THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

PURCHASER:

Vestin Realty Mortgage II, Inc.,
a Maryland corporation

Name:  Michael V. Shustek
Title:  President

SELLER:

MVP Real Estate Holdings, LLC,
a Nevada limited liability company

Name: Michael V. Shustek
Title:  Manager

COMPANY:

Building C, LLC, a Nevada
limited liability company

____________________________________
Name:  Michael V. Shustek
Title:  Manager